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                                                                    Exhibit 23.3

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" included in the Proxy Statement of First Bank System, Inc. which is made a part of the Registration Statement (Form S-4) and Prospectus of First Bank System, Inc. for the registration of 25,481,326 shares of its common stock and to the incorporation by reference therein of our report dated January 13, 1994, with respect to the consolidated financial statements of First Bank System, Inc. included in its Annual Report (Form 10-K), for the year ended December 31, 1993, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP


Minneapolis Minnesota
October 7, 1994